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Black Mountain Gas
Balance Sheet

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                                                                              December 98          December 97         December 96
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ASSETS

Utility Plant

          Plant in service                                                     13,490,099           13,887,339          12,756,496
          Construction work in progress                                         1,287,574              103,151             212,778
                                                                             -------------        -------------       -------------
                    Total                                                      14,777,673           13,990,490          12,969,274
          Less accumulated depreciation and amortization                        4,216,201            3,697,019           3,311,969
                                                                             -------------        -------------       -------------
                    Utility plant - net                                        10,561,472           10,293,471           9,657,305
                                                                             -------------        -------------       -------------

Other Plant

          Property, plant and equipment                                           602,422              598,508             579,120
          Less accumulated depreciation and amortization                          427,106              395,207             365,514
                                                                             -------------        -------------       -------------
                    Property, plant and equipment - net                           175,316              203,301             213,606
                                                                             -------------        -------------       -------------

Current Assets

          Cash and cash equivalents                                             1,033,534              401,308             299,377
          Accounts recieveable - less allowance for doubtful accounts
          of $22,950 in 1998,1997 and 1996                                      1,465,289            1,011,217             834,086
          Inventories                                                             579,221              225,100             200,420
          Prepaids and other assets                                               167,822               44,100              89,930
                                                                             -------------        -------------       -------------
                    Total current assets                                        3,245,866            1,681,725           1,423,813
                                                                             -------------        -------------       -------------

Other Assets

          Bond sinking fung                                                       720,880              519,469             323,853
          Unamortized debt issue costs                                             81,985               89,166             101,269
          Deferred gas costs                                                      575,273              689,106             250,846
                                                                             -------------        -------------       -------------
                    Total other assets                                          1,378,138            1,297,741             675,968
                                                                             -------------        -------------       -------------

Total                                                                          15,360,792           13,476,238          11,970,692
                                                                             -------------        -------------       -------------
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LIABILITIES

Capitalization

          Equity Investment - NSP                                               3,632,448            2,984,555           2,494,597
          Retained earnings                                                     5,701,696            5,336,217           4,530,870
          Treasury stock  280 shares                                                                    (1,746)               (971)
                                                                             -------------        -------------       -------------
                    Total common stock equity                                   9,334,144            8,319,026           7,024,496

          Long-term debt                                                        3,000,000            3,000,000           3,000,000

                    Total Capitalization                                       12,334,144           11,319,026          10,024,496
                                                                             -------------        -------------       -------------

Current Liabilities

          Account payable                                                       1,989,725              673,109             595,692
          Income taxes payable                                                   (292,029)              96,099              90,137
          Customer deposits                                                       206,080              200,908             184,902
          Other Liabilities                                                        30,239              121,802             113,151
                                                                             -------------        -------------       -------------
                    Total current liabilities                                   1,934,015            1,091,918             983,882
                                                                             -------------        -------------       -------------

Deferred Income Taxes and Other

          Deferred income tax                                                     857,120              829,781             710,108
          Regulatory liability for income taxes                                   126,733              126,733             137,060
          Deferred income tax credits                                             108,780              108,780             115,146
                                                                             -------------        -------------       -------------
                    Total deferred income taxes and other                       1,092,633            1,065,294             962,314
                                                                             -------------        -------------       -------------

Total                                                                          15,360,792           13,476,238          11,970,692
                                                                             -------------        -------------       -------------
                                                                             -------------        -------------       -------------
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